UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2007

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Stanley Works Provides Historical Results Reflecting New Segments Effective for 2007 Reporting

Through 2006, the Company reported results in three segments: Consumer Products, Industrial Tools and Security Solutions. Due primarily to the January 16, 2007 acquisition of HSM Electronic Protection, Inc. ("HSM"), the Company announced it would realign to report three new segments effective with first quarter 2007 reporting: Construction and Do-It-Yourself ("CDIY"), Industrial and Security. These new segments more clearly convey the Company's growth strategies and reflect management's view of the Company's businesses with the inclusion of HSM. Today the Company is providing net sales, segment profit and segment profit as a percentage of net sales for the full years 2005 and 2006, as well as 2006 quarterly results, for these new segments. This information will enable comparison of future results with prior periods. There is no change to previously reported consolidated results.

The new CDIY segment includes hand tools, storage, fastening systems, and laser leveling & measuring tools, as these products are principally utilized in construction and by Do-It-Yourself customers. The new Industrial segment includes industrial and automotive repair tools (Facom, Mac, Proto and Supply & Service) and engineered solutions (Vidmar storage, hydraulics and assembly) businesses. The new Security segment includes mechanical access solutions (Best mechanical, automatic doors and hardware) and convergent security solutions (North America and U.K. systems integration and HSM monitoring). The hardware business is included in this segment due to its close marketing relationship with locking mechanisms and door closers such that all door-related products are now included within the Security segment.

The Company is now presenting segment results before corporate overhead expenses, which are not allocated to the segments. In the past, reported segment profit and segment profit as a percentage of net sales reflected the allocation of approximately 150 bps of corporate expenses to each segment for the 2006 and 2005 periods.

Any questions may be directed to:
Gerry Gould, Vice President Investor Relations
(860)827-3833
ggould@stanleyworks.com

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits
99.1 Net sales, segment profit and segment profit as a percentage of net sales for the full years 2005 and 2006, as well as 2006 quarterly results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

April 9, 2007	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Net sales, segment profit and segment profit as a perceantage of net sales for the full years 2005 and 2006, as well as 2006 quarterly results.